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                                                            Exhibit 10.10(l)
August 18, 1995

Mr. Peter Libassi
Chairman of the Board
Forstmann & Company, Inc.
1155 Avenue of the Americas
New York, NY 10036-2711

RE: Agreement for Financial Consulting Services

Dear Mr. Libassi:

This letter outlines the understanding between Jay Alix & Associates, a Michigan corporation ("JA&A") and Forstmann & Company, Inc. (the "Company") of the objectives, tasks, work product and fees for the engagement of JA&A to provide financial consulting services to the Company.

JA&A hereby incorporates by reference the terms and conditions of the engagement letter between JA&A and the Company, dated July 31, 1995, a copy of which is attached, subject to the additions or modifications reflected herein. By your agreement to this letter, you hereby affirm the terms reflected in the July 31, 1995 letter.

OBJECTIVES
----------

In addition to the objectives previously stated, JA&A will:

  . Assume the position of interim Chief Executive Officer and Board Member of the Company.

TIMING, FEES AND EXPENSES
-------------------------

The first paragraph on page 4 is replaced with:

    The fee for the services provided by Robert N. Dangremond as interim CEO and Board Member will be billed at a flat rate of $75,000 per month. Any assistance requested by the Company that falls outside the scope of our engagement or assistance that is required due to the workload will be approved by you in advance and will be billed at our hourly rates which are:

                       Principals                     $       430
                       Senior Associates              $265 - $300
                       Associates                     $215 - $250
                       Accountants and Consultants    $170 - $200
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Mr. Peter Libassi
August 18, 1995
Page 2


DIRECTORS' AND OFFICERS' INSURANCE
----------------------------------

In addition to the Indemnification provided for, since the Company has named Robert N. Dangremond as an officer and director of the Company, the Company will specifically include and cover Robert N. Dangremond under the Company's policy for Directors' and Officers' Insurance. The face amount of such policy must be at least $5 million. In the event the Company is unable to include Robert N. Dangremond under the Company's policy, JA&A reserves the right to preclude Robert N. Dangremond's service as an officer or director of the Company.

If these terms meet with your approval, please sign and return the enclosed copy of this letter.


Sincerely yours,
JAY ALIX & ASSOCIATES


/s/ Robert N. Dangremond
Robert N. Dangremond
Principal



Acknowledged and Agreed to:

BOARD OF DIRECTORS
FORSTMANN & COMPANY, INC.

By:   /s/ F. Peter Libassi

Its:    Chairman of the Board

Date:   August 29, 1995


Attachment